As filed with the U.S. Securities and Exchange Commission on September 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUDDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	45-4257218
(State or other jurisdiction of Incorporation or organization	(I.R.S. Employer Identification No.)

1680 38th Street, Suite 130

Boulder, CO 80301

(303) 219-9771

(Address of principal executive offices) (Zip code)

Auddia Inc. 2020 Equity Incentive Plan

(Full titles of the plans)

John Mahoney

Chief Financial Officer

Auddia Inc.

1680 38th Street, Stuie 130

Boulder, CO 80301

(303) 219-9771

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

James H. Carroll, Esq. Carroll Legal LLC 1449 Wynkoop Street, Suite 507 Denver, CO 80202 (303) 888-4859	Jennifer L. Porter, Esq. Justin Platt, Esq. Goodwin Procter LLP 3025 John F. Kennedy Blvd. Philadelphia, PA 19104 (445) 207-7805

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On July 30, 2025, the Board of Directors of Auddia Inc. (the “Company”) adopted, subject to approval by stockholders, an amendment (the “Plan Amendment”) to the Auddia Inc. 2020 Equity Incentive Plan (the “2020 Plan”), which the stockholders of the Company approved at the Company’s 2025 Annual Meeting of Stockholders held on September 8, 2025. The Plan Amendment increased the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), authorized for issuance thereunder by 50,000 shares, thereby increasing the total number of shares of common issuable under the 2020 Plan from 87,786 to 137,786. The 2020 Plan will otherwise continue in effect through its current term, unless terminated earlier.

The Company is filing this registration statement on Form S-8 (this “Registration Statement”) solely for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the 2020 Plan has previously been filed and is effective. Accordingly, pursuant to General Instruction E, the information contained in the Registrant’s registration statement on Form S-8 (File No. 333-258673) is hereby incorporated by reference and made a part of this Registration Statement on Form S-8, except as presented below in Part II, Item 8. Exhibits.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Auddia Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 5, 2025;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, as filed with the SEC on May 8, 2025, and June 30, 2025, as filed with the SEC on August 8, 2025;

3.	Our Current Reports on Form 8-K filed with the SEC on January 3, 2025, April 1, 2025, June 30, 2025, July 9, 2025, July 30, 2025, August 5, 2025, August 22, 2025, and August 29, 2025 and September 12, 2025; and

4.	The description of our Common Stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on February 16, 2021, as updated by the description of our Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to such specific section of such statements as set forth therein.

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ITEM 8.	EXHIBITS

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description of Document	Incorporated by Reference from Form	Filing Date	Exhibit Number	Filed Herewith
4.1	Certificate of Incorporation of the Company	8-K	02-22-2021	3.1
4.2	Certificate of Designation of Series A Preferred Stock, filed November 13, 2023	8-K	11-16-2023	3.1
4.3	Certificate of Amendment to the Certificate of Incorporation of the Company dated February 23, 2024	8-K	02-27-2024	3.1
4.4	Certificate of Amendment to the Certificate of Incorporation of the Company dated March 27, 2025	8-K	04-01-2025	3.1
4.5	Series B Convertible Preferred Stock Certificate of Designations dated April 23, 2024	8-K	04-29-2024	3.1
4.6	Series C Convertible Preferred Stock Certificate of Designations dated June 30, 2025	8-K	06-30-2025	3.1
4.7	Bylaws of the Company	8-K	02-22-2021	3.2
4.8	Amendment to Bylaws dated September 6, 2024	8-K	09-12-2024	3.1
5.1	Opinion of Carroll Legal LLC				X
23.1	Consent of Haynie and Company, Independent Registered Public Accounting Firm				X
23.2	Consent of Carroll Legal LLC (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on signature page)	S-3	08-04-2025	24.1
99.1	Auddia Inc. 2020 Equity Incentive Plan	S-1/A	10-22-2020	10.3
99.2	First Amendment to 2020 Equity Incentive Plan	S-8	08-10-2021	99.2
99.3	Second Amendment to 2020 Equity Incentive Plan	10-K	03-05-2025	10.5
99.4	Third Amendment to 2020 Equity Incentive Plan	8-K	09-12-2025	10.1
99.5	Form of Stock Option Grant Notice and Stock Option Agreement under 2020 Equity Incentive Plan	S-8	08-10-2021	99.3
99.6	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2020 Equity Incentive Plan	S-8	08-10-2021	99.4
99.7	Form of Inducement Stock Option Grant Notice and Inducement Stock Option Agreement	S-8	08-10-2021	99.5
99.8	Form of Stock Option Grant Notice and Stock Option Agreement under 2013 Equity Incentive Plan	S-8	08-10-2021	99.7
107	Filing Fee Table				X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, State of Colorado, on September 23, 2025.

AUDDIA INC.

By:	/s/ Jeffrey Thramann, M.D.
Jeffrey Thramann, M.D.
Interim President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Jeffrey Thramann and John Mahoney, and each of them as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Thramann, M.D.	President and Chief Executive Officer, Executive Chairman and Director	September 23, 2025
Jeffrey Thramann, M.D.	(Principal Executive Officer)

/s/ John Mahoney	Chief Financial Officer	September 23, 2025
John Mahoney	(Principal Financial Officer and Principal Accounting Officer)

/s/ Nick Balletta	Director	September 23, 2025
Nick Balletta

/s/ Emmanuel L. de Boucaud	Director	September 23, 2025
Emmanuel L. de Boucaud

/s/ Joshua Sroge	Director	September 23, 2025
Joshua Sroge

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